UGLY DUCKLING CORPORATION
                               WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (the "Agreement"), dated as of July 25, 2001, is between UGLY DUCKLING CORPORATION, a Delaware corporation (the "Company"), and VERDE INVESTMENTS, INC. (the "Lender").

     WHEREAS, the Company has entered into a Loan Agreement dated as of January 11, 2001 (the "Loan Agreement"), by and among the Company and the Lender, pursuant to which the Lender will make a term loan to the Company, as set forth in, and subject to the terms and conditions of, the Loan Agreement; and WHEREAS, as a condition precedent to the execution and delivery of the Loan Agreement, the Company has agreed to execute this Agreement pursuant to which the Company shall on July 25, 2001, subject to the terms set forth herein, issue to the Lender warrants (the "Warrants") to purchase shares of common stock, $.001 par value per share ("Common Stock"), of the Company, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties agree as follows:

Section 1. Issuance of Warrants and Form of Warrants.

     (a) Subject to the terms and conditions hereof, the Company shall issue to the Lender on July 25, 2001 and the Lender shall accept from the Company on such date, 1,500,000 Warrants substantially in the form of Exhibit A hereto.

     (b) Each Warrant shall entitle the registered holder of the certificate representing such Warrant to purchase upon the exercise thereof one share of Common Stock, subject to the vesting schedule provided for in Section 2 and the adjustments provided for in Section 8 hereof, between July 25, 2001 and 1:30 p.m., Phoenix, Arizona time, on July 25, 2011, unless earlier redeemed pursuant to Section 10 hereof.

     (c) The Warrant certificates shall be in registered form only. Each Warrant certificate shall be dated as of the date of issuance thereof (whether upon initial issuance or upon transfer or exchange), and shall be executed on behalf of the Company by the manual signature of its President, Senior Vice President, or a Vice President, and attested to by the manual signature of its Secretary or an Assistant Secretary. In case any officer of the Company who shall have signed any Warrant certificate shall cease to be such officer of the Company prior to the issuance thereof, such Warrant certificate may nevertheless be issued and delivered with the same force and effect as though the person who signed the same had not ceased to be such officer of the Company.

Section 2. Exercise of Warrants, Duration and Warrant Price. Subject to the provisions of this Agreement, each registered holder of one or more Warrant certificates shall have the right, which may be exercised as provided in such Warrant certificates, to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of shares of Common Stock or other securities to which the Warrants represented by such certificates are at the time entitled hereunder.

     (a) The registered holder shall be entitled to exercise 500,000 Warrants on July 25, 2001, and an additional 250,000 Warrants upon the expiration of each successive three month period thereafter (i.e., October 25, 2001, January 25, 2002, April 25, 2002, and July 25, 2002) until the registered holder has the right to exercise all 1,500,000 Warrants; provided, however, that this Warrant Agreement and the registered holder's right to exercise any of the Warrants shall terminate immediately if the Note issued pursuant to the Loan Agreement has been paid in full on or prior to July 25, 2001.

     (b) Each Warrant not exercised by the expiration date of July 25, 2011 shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on such date.

     (c) A Warrant may be exercised by the surrender of the certificate representing such Warrant to the Company with the subscription form set forth on the reverse thereof duly executed and properly endorsed with the signatures properly guaranteed, and upon payment in full to the Company of the Warrant Price (as hereinafter defined) for the number of shares of Common Stock or other securities as to which the Warrant is exercised. Such Warrant Price shall be paid in full in cash, or by certified check or bank draft payable in United States currency to the order of the Company or by surrender of this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the registered holder the number of shares of Common Stock determined as follows:

          X = Y x (A-B)/A

          X = the number of shares of Common Stock to be issued to the registered holder.

          Y = the number of shares of Common Stock with respect to which the Warrant is being exercised.

          A = the Current Market Price determined as of the date of exercise.

          B = the Warrant Price.

     (d) Subject to adjustment in accordance with Section 8 hereof, the price per share of Common Stock at which each Warrant may be exercised (the "Warrant Price") shall be at a price per share equal to the last sales price of the Common Stock on the Nasdaq National Market on the date of the closing of the Loan Agreement.

     (e) Subject to the further provisions of this Section 2 and of Section 5 hereof, upon surrender of Warrant certificates and payment of the Warrant Price, the Company shall issue and cause to be delivered, as promptly as practicable to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, subject to applicable securities laws, a certificate or certificates for the number of securities so purchased upon the exercise of such Warrants, together with cash, as provided in
Section 9 of this Agreement, in respect of any fraction of a share or security otherwise issuable upon such surrender. All shares of Common Stock or other such securities issued upon the exercise of a Warrant shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and other encumbrances.

     (f) Certificates representing such securities shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of the surrender of such Warrants and payment of the Warrant Price. The rights of purchase represented by each Warrant certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for part of the number of securities specified therein and, in the event that any Warrant certificate is exercised in respect of less than all of the securities specified therein at any time prior to the expiration date of the Warrant certificate, a new Warrant certificate or certificates will be issued to such registered holder for the remaining number of securities specified in the Warrant certificate so surrendered.

Section 3. Countersignature and Registration.

     (a) The Company shall maintain books (the "Warrant Register") for the registration and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Warrants in the name of the Lender in accordance with Section 1 hereof.

     (b) Prior to due presentment for registration of transfer of any Warrant certificate, the Company may deem and treat the person in whose name such Warrant certificate shall be registered upon the Warrant Register (the "registered holder") as the absolute owner of such Warrant certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company), for the purpose of any exercise thereof, of any distribution or notice to the holder thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Section 4. Transfer and Exchange of Warrants.

     (a) The Company shall register the transfer, from time to time, of any outstanding Warrant or portion thereof upon the Warrant Register, upon surrender of the certificate evidencing such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate representing an equal aggregate number of Warrants so transferred shall be issued to the transferee and the surrendered Warrant certificate shall be canceled by the Company. In the event that only a portion of a Warrant is transferred at any time, a new Warrant certificate representing the remaining portion of the Warrant will also be issued to the transferring holder. Notwithstanding anything to the contrary herein, no transfer or exchange may be made except in compliance with applicable securities laws and Section 12 hereof.

     (b) Warrant certificates may be surrendered to the Company, together with a written request for exchange, and thereupon the Company shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificate or certificates so surrendered, representing an equal aggregate number of Warrants.

     (c) The Company shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant certificate for a fraction of a Warrant.

     (d) No service charge shall be made for any exchange or registration of transfer of Warrant certificates.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance or delivery of the shares of Common Stock or other securities issuable upon the exercise of Warrants; provided, however, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant certificate or certificates for shares of Common Stock in a name other than registered holder of Warrants in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant certificate until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

Section 6. Mutilated or Missing Warrants. In case any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company may issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate representing an equal aggregate number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and reasonable indemnity, if requested, also satisfactory to it. Applicants for such substitute Warrant certificates shall also comply with such other reasonable conditions and pay such reasonable charges as the Company may prescribe.

Section 7. Reservation of Common Stock.

     (a) There have been reserved, and the Company shall at all times keep reserved, out of its authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants then outstanding or issuable upon exercise, and the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

     (b) The Company will supply such transfer agent with duly executed certificates and will provide or otherwise make available any cash as provided in Section 9 of this Agreement. All Warrant certificates surrendered in the exercise thereby evidenced shall be canceled by the Company. After the expiration date of the Warrants, no shares of Common Stock shall be subject to reservation in respect of such Warrants.

Section 8. Adjustment of Warrant Price and Number of Shares of Common Stock. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     8.1 Adjustments. The number of shares of Common Stock or other securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

               (a) If the Company (i) pays a dividend in Common Stock or makes a distribution in Common Stock or shares convertible in Common Stock,
          (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares, or (iv) issues, by reclassification of its Common Stock, other securities of the Company, then the number and kind of shares of Common Stock or other securities purchasable upon exercise of a Warrant immediately prior thereto will be adjusted so that the holder of a Warrant will be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such holder would have owned and would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) will become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

               (b) If the Company issues or sell any shares of Common Stock or any rights or warrants to purchase shares of Common Stock or securities convertible into Common Stock at a price per share of Common Stock that is less than 90% of the Daily Market Price (as defined in Section 10(e) hereof) of the Common Stock as of the trading day immediately preceding (or the same day if trading has been completed for such day) of such issuance or sale, the Warrant Price shall be reduced by multiplying the Warrant Price in effect on the date of issuance of such shares, warrants, rights or convertible securities by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any)
          outstanding on the date of issuance of such shares, rights, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase or issuable on conversion, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares so offered, issued or issuable, or, with respect to convertible securities, the aggregate consideration received or to be received by the Company for the convertible securities, would purchase at such Daily Market Price. Such adjustment shall be made successively whenever such shares, rights, warrants or convertible securities are issued and shall become effective immediately after the date of such issuance. However, upon the expiration of any right or warrant to purchase Common Stock or conversion right, the issuance of which resulted in an adjustment in the Warrant Price, if any such right, warrant or conversion right shall expire and shall not have been exercised, the Warrant Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 8.1(b) after the issuance of such rights, warrants or convertible securities) had the adjustment of the Warrant Price upon the issuance of such rights, warrants or convertible securities been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised or the conversion of the convertible securities actually converted.

               (c) If the Company distributes to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of earned surplus and made in the ordinary course of business) or rights to subscribe for or purchase any security, then in each such case the Warrant Price shall be determined by multiplying the Warrant Price in effect prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the Daily Market Price of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Daily Market Price of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive if made in good faith; provided, however, that in the event of a distribution or series of related distributions exceeding 10% of the net assets of the Company, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board of Directors of the Company, and in either case shall be described in a statement provided to Warrant holders) of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date mentioned above. In the event such distribution is not made, the Warrant Price shall again be adjusted to the number that was in effect immediately prior to such record date.

               (d) No adjustment in the number of shares or securities purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares or securities then purchasable upon the exercise of the Warrants, provided, however, that any adjustment which by reason of this subsection 8.1(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustments.

               (e) The Company may, at its option, at any time during the term of the Warrant, reduce the then current Warrant Price to any amount, consistent with applicable law, deemed appropriate by the Board of Directors of the Company.

               (f) Whenever the number of shares or securities purchasable upon the exercise of the Warrants is adjusted, as herein provided, the Warrant Price for shares payable upon exercise of the Warrants shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares so purchasable immediately thereafter.

               (g) Whenever the number of shares or securities purchasable upon the exercise of the Warrants and/or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to each registered holder of a Warrant by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of shares or securities purchasable upon the exercise of the Warrants after such adjustment, the Warrant Price as adjusted, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

               (h) For the purpose of this subsection 8.1, the term "Common Stock" shall mean (i) the class of stock designated as the voting Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock or securities resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, a registered holder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 8.

     8.2 No Adjustment for Dividends. Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions shall be made during the term of the Warrants or upon the exercise of the Warrants.

     8.3 No Adjustment in Certain Cases. No adjustments are required to be made pursuant to Section 8 hereof in connection with the issuance of shares of Common Stock or the Warrants (or the underlying shares of Common Stock) in the transactions contemplated by this Agreement.

     8.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement with the registered holders of the Warrants providing such holders with the right thereafter, upon payment of the Warrant Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. Any such agreements referred to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof. The provisions of this subsection 8.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

     8.5 Par Value of Shares of Common Stock. Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Warrant Price.

     8.6 Independent Public Accountants. The Company may but shall not be required to retain a firm of independent public accountants of recognized regional or national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8 and the Company shall cause to be promptly mailed to each registered holder of a Warrant by first class mail, postage prepaid, a copy of such certificate.

     8.7 Statement on Warrant Certificates. Irrespective of any adjustments in the Warrant Price or the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of, transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

     8.8 Notices to Holders of Warrants. If, at any time prior to the expiration of a Warrant and prior to its exercise, any one or more of the following events shall occur:

               (a) any action that would require an adjustment pursuant to subsection 8.1 or 8.4 hereof; or

               (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed; then the Company must give notice in writing of such event to the registered holders of the Warrants, as provided in Section 14 hereof, at least 20 days, to the extent practicable, prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice must specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein will not affect the validity of any action taken with respect thereto.

Section 9. Fractional Interests. The Company is not required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 9, be issuable on the exercise of a Warrant (or specified portion thereof), the Company will in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" means (i) if the Common Stock is listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the average for the 10 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed, as the case may be, whichever is the higher, or (ii) if the Common Stock is traded in the over-the-counter market and is not listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 10 consecutive trading days immediately preceding the date in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported on the OTC Bulletin Board or in the "pink sheets" published by National Quotation Bureau, Incorporated.

Section 10. Redemption.

     (a) The then outstanding Warrants may be redeemed, at the option of the Company, at $.10 per share of Common Stock purchasable upon exercise of such Warrants, at any time after [July 25, 2006] if the average Daily Market Price per share of the Common Stock for a period of at least 20 consecutive trading days ending not more than fifteen (15) days prior to the date of the notice given pursuant to Section 10(b) hereof has equaled or exceeded [$12.00], and prior to expiration of the Warrants. The Daily Market Price of the Common Stock will be determined by the Company in the manner set forth in Section 10(e) as of the end of each trading day (or, if no trading in the Common Stock occurred on such day, as of the end of the immediately preceding trading day in which trading occurred). All outstanding Warrants must be redeemed if any are redeemed, and any right to exercise an outstanding Warrant shall terminate at 1:30 p.m. (Phoenix, Arizona time) on the date fixed for redemption. Trading day means a day in which trading of securities occurred on the Nasdaq National Market.

     (b) The Company may exercise its right to redeem the Warrants only by giving the notice set forth in the following sentence. If the Company exercises its right to redeem, it shall give notice to the registered holders of the outstanding Warrants by mailing to such registered holders a notice of redemption, first class, postage prepaid, at their addresses as they shall appear on the records of the Company. Any notice mailed in the manner provided herein will be conclusively presumed to have been duly given whether or not the registered holder actually receives such notice.

     (c) The notice of redemption must specify the redemption price, the date fixed for redemption (which must be at least 30 days after the date such notice is mailed), the place where the Warrant certificates must be delivered and the redemption price paid, and that the right to exercise the Warrant will terminate at 1:30 P.M. (Phoenix, Arizona time) on the date fixed for redemption.

     (d) Appropriate adjustment shall be made to the redemption price and to the minimum Daily Market Price prerequisite to redemption set forth in Section 10(a) hereof, in each case on the same basis as provided in Section 8 hereof with respect to adjustment of the Warrant Price.

     (e) For purposes of this Agreement, the term "Daily Market Price" means (i) if the Common Stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the daily per share closing price of the Common Stock as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed on the trading day in question, as the case may be, whichever is the higher, or
(ii) if the Common Stock is traded in the over-the-counter market and not quoted on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the closing bid price of the Common Stock on the trading day in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as quoted on the OTC Bulletin Board or reported in the "pink sheets" published by National Quotation Bureau, Incorporated.

     (f) On the redemption date, each Warrant will be automatically converted into the right to receive the redemption price and the Company will no longer honor any purported exercise of a Warrant. On or before the redemption date, the Company will deposit sufficient funds for the purpose of redeeming all of the outstanding unexercised Warrants in an interest-bearing, segregated account for payment to holders of Warrants upon surrender of Warrant Certificates in exchange for the redemption price therefor. Funds remaining in such account on the date three years from the redemption date will be returned to the Company.

Section 11. Rights as Warrantholders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof, as such, any of the rights of stockholders of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

Section 12. Restrictions on Transfer; Registration Rights.

     (a) Each holder of a Warrant agrees that prior to making any disposition or transfer of the Warrants or shares issuable upon exercise of the Warrants ("Shares"), unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is in effect with regard thereto and the disposition may be effected in accordance therewith and with applicable state securities laws, the holder shall give written notice to the Company describing briefly the manner in which any such proposed disposition or transfer is to be made; and no such disposition shall be made except pursuant to an exemption from the registration requirements of all applicable federal and state securities laws.

     (b) Each certificate evidencing the Warrants shall bear a legend in substantially the following form, and each certificate evidencing Shares issuable upon exercise of the Warrants shall bear such a legend until such time as such Shares have been sold pursuant to a registration statement contemplated in subsection (c) or (d) below or unless, in the opinion of legal counsel to the Company, such legend is not required in order to establish compliance with any provisions of applicable security laws:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SECTION 12 OF THE WARRANT AGREEMENT DATED AS OF JULY 25, 2001, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

     (c) Subject to the next sentence below, beginning on the date that the Warrants are exercised, if the Company proposes to file with the Commission a registration statement with respect to equity securities of the Company (other than as to securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Securities Act or for which a Form S-4 Registration Statement could be used), it shall, at least 30 days prior to such filing, give written notice of such proposed filing to the holders of Warrants and Shares which bear a legend as contemplated in Section 12(b) above and which shall not have previously been included in a registration statement filed under this Section 12(c) or Section 12(d), at their respective addresses as they appear on the records of the Company or the Company, and shall offer to include and shall include, subject to the provisions of this Section 12(c), in such filing any proposed disposition of such Shares upon receipt by the Company, not less than 10 days prior to the proposed filing date, of a request therefor setting forth the facts with respect to such proposed disposition and all other information with respect to the holders of such Shares requested to be included in such filing as shall be reasonably necessary to be included in such Registration Statement. Notwithstanding the above, after such time as the holders shall have been given two opportunities to include their Shares in a Registration Statement of the Company pursuant to the immediately preceding sentence, and all securities of holders who shall have requested such inclusion in accordance herewith and who have not withdrawn such request prior to the filing of such Registration Statement have been included in such a Registration Statement which shall have become effective and such securities shall have been effectively registered under the Securities Act, the Company will have no further obligation to such holders under this Section 12(c) and the Shares of such holders that have not been included previously in a Registration Statement under this Section 12(c) will have no further registration rights under Section 12(c) of this Agreement. In the event that (i) the managing underwriter for any such offering advises the Company in writing that the inclusion of such Shares in the offering would be detrimental to the offering or
(ii) in the event that there is no managing underwriter, if, in the good faith judgment of the Board of Directors of the Company, inclusion of the Shares in the registration would be seriously detrimental to the Company, then, such Shares shall not be included in the Registration Statement, provided that no other shares of the Company's Common Stock are included in the registration pursuant to any other piggyback registration rights granted to others. In the event that Shares requested to be included in an offering are not included in accordance with the immediately preceding sentence, any notice given to holders of Warrants and Shares hereunder with respect to such offering shall not be counted against the limitation provided for in the second sentence of this
Section 12(c).

     (d) In addition to any Registration Statement pursuant to Section 12(c) hereof, after written notice upon exercise (the "Request") by the holders of at least 50% of the shares of Common Stock which have been (or may be) issued upon exercise of the Warrants, the Company will, as promptly as practicable (but in any event within 60 days), prepare and file at its own expense a Registration Statement with the Commission and appropriate Blue Sky authorities sufficient to permit the public offering of the shares of Common Stock underlying the Warrants, and will use reasonable efforts at its own expense through its officers, directors, auditors and counsel, in all ways necessary or advisable, to cause such Registration Statement to become effective as quickly as practicable and to maintain such effectiveness so as to permit resale of the shares of Common Stock covered by the Request until the earlier of the time that all such shares of Common Stock has been sold or the expiration of 120 days from the effective date of the Registration Statement; provided, however, that the Company shall only be obligated to file one such Registration Statement under this Section 12(d). The Company shall not be required to effect a registration pursuant to this Section 12(d) if the Company shall furnish to holders requesting a registration statement pursuant to this Section 12(d), a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

     (e) All fees, disbursements, and out-of-pocket expenses incurred in connection with the filing of any Registration Statement under Section 12(c) hereof and in complying with applicable securities and Blue Sky laws shall be borne by the Company, provided, however, that any expenses of the holders of the Warrants or the Shares, including but not limited to attorneys' fees and discounts and commissions, shall be borne by such holders. The Company at its expense will supply the holders of the Shares included in a Registration Statement with copies of such Registration Statement and the prospectus or offering circular included therein in such quantities as may be reasonably requested by such holders.

     (f) Each holder of Shares to be included in a Registration Statement pursuant to this Section 12 agrees to reasonably cooperate with the Company and to provide the Company on its request with all information concerning such holder and his Warrants and Shares that may reasonably be requested by the Company in order for the Company to perform its obligations under this Section 12.

     (g) The registration rights provided pursuant to Section 12(c) and Section 12(d) above are subject to any other registration rights previously granted by the Company.

Section 13. Indemnification.

     (a) In the event of the filing of any Registration Statement with respect to the Shares pursuant to Section 12 above, the Company agrees to indemnify and hold harmless the holders of such Shares (for purposes of this Section 13, references to any holder of Shares shall refer only to such holders who have agreed to be bound by this Section 13), and each person who controls such holders within the meaning of the Securities Act and such holders' officers, directors, managers, members, partners, and principle equity holders (collectively, "Indemnitees") against all losses, claims, damages, expenses and liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees and expenses), to which such Indemnitees may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expenses, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by any such holder specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 13(a) with respect to any preliminary prospectus shall not inure to the benefit of any holder of Warrants or Shares from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Warrants or Shares, if a copy of the prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Securities Act and the rules and regulations thereunder, unless such failure is the result of non-compliance by the Company with the last sentence of Section 12(f) hereof. This indemnity will be in addition to any liability which the Company may otherwise have.

     (b) Each holder of a Warrant and each holder of a Share agrees that he will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Securities Act in respect of the Registration Statement, each officer of the Company, and each person who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such holder specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the holder may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 13, notify the indemnifying party of the commencement thereof. No indemnification provided for in this Section 13 shall be available to any party who shall fail to give the notice to the extent the party to whom such notice was not given was materially prejudiced by the failure to give the notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party or parties from any liability which it may have to any indemnified party for contribution otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section
13. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

Section 14. Notices. Notices or demands authorized by this Agreement to be given or made by the holder of any Warrant certificate to or on the Company shall be sufficiently given or made if sent by registered or certified mail, addressed as follows (and shall be deemed given upon receipt):

                Ugly Duckling Corporation
                2525 East Camelback Road
                Suite 1150
                Phoenix, Arizona 85016
                Attention: Jon D. Ehlinger
                           Vice President, General Counsel and Secretary

                With a copy to:
                Steven D. Pidgeon
                Snell & Wilmer L.L.P.
                One Arizona Center
                Phoenix, Arizona 85004-0001

Notices or demands authorized by this Agreement to be given or made by the Company to the holder of any Warrant certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown in the Warrant Register.

Section 15. Supplements and Amendments. This Agreement may be amended by the Company and the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided, however, that without the consent of each holder of a Warrant, there can be no increase of the Warrant Price or reduction of the exercise period for such holder's Warrants.

Section 16. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the registered holders of the Warrants will bind and inure to the benefit of their respective successors and assigns hereunder.

Section 17. Governing Law. This Agreement will be deemed to be a contract made under the laws of the State of Arizona and for all purposes will be construed in accordance with the laws of said State.

Section 18. Benefits of this Agreement. Nothing in this Agreement will be construed to give to any person or corporation other than the Company and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement is for the sole and exclusive benefit of the Company and the registered holders of the Warrants.

Section 19. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

Section 20. Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.


                                UGLY DUCKLING CORPORATION
                                By:
                                Name:
                                Its:

                                VERDE INVESTMENTS, INC.
                                By:
                                Name: Ernest C. Garcia II
                                Its: President

                                Address for notices:

                                2575 East Camelback Road, Suite 700
                                Phoenix, Arizona 85016
                                Attn: Steven P. Johnson
                                FAX: (602) 778-5025

                                   EXHIBIT A

Warrant No.  ____

              WARRANT TO PURCHASE 1,500,000 SHARES OF COMMON STOCK

                              VOID AFTER 1:30 P.M.

                    PHOENIX, ARIZONA TIME, ON JULY 25, 2011

                     OR SUCH EARLIER DATE SET FORTH HEREIN


                           UGLY DUCKLING CORPORATION

     This certifies that, for value received, VERDE INVESTMENTS, INC., an Arizona corporation, the registered holder hereof or its assigns (the "Holder"), is entitled, pursuant to the vesting schedule detailed below, to purchase from UGLY DUCKLING CORPORATION, a Delaware corporation (the "Company"), until 1:30 p.m., Phoenix, Arizona time, on July 25, 2011 unless earlier redeemed by the Company, at the purchase price per share of $_____ (the "Warrant Price"), the aggregate number of shares of Common Stock, par value $0.001 per share, of the Company set forth above (the "Shares"). The Holder shall have the right to purchase 500,000 Shares as of the date hereof, and an additional 250,000 Shares for each successive three month period thereafter, until the Holder has the right to purchase all of the Shares. The number of Shares purchasable upon exercise of the Warrant evidenced hereby and the Warrant Price is subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

     This Warrant may be redeemed, at the option of the Company and as more specifically provided in the Warrant Agreement, at $.10 per share of Common Stock purchasable upon exercise hereof, at any time after July 25, 2006 if the average Daily Market Price (as defined in Section 10 of the Warrant Agreement) per share of the Common Stock for a period of at least twenty (20) consecutive trading days ending not more than fifteen days prior to the date of the notice given pursuant to Section 10(b) thereof has equaled or exceeded $12.00, and prior to expiration of this Warrant. The Holder's right to exercise this Warrant terminates at 1:30 p.m. (Phoenix, Arizona time) on the date fixed for redemption in the notice of redemption delivered by the Company in accordance with the Warrant Agreement.

     The Warrants evidenced hereby may be exercised during the period referred to above, in whole or in part, by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and guaranteed and simultaneous payment of the Warrant Price (as defined in the Warrant Agreement and subject to adjustment as provided therein) at the principal office of the Company. Payment of such price may be made at the option of the Holder in cash or by certified check or bank draft, all as provided in the Warrant Agreement.

     The Warrants evidenced hereby are part of a duly authorized issue of Warrants and are issued under and in accordance with the Warrant Agreement dated as of July 25, 2001, between the Company and the Lender, and are subject to the terms and provisions contained in such Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part hereof and is hereby referred to for a description of the rights, limitations, duties and indemnities thereunder of the Company and the Holder of the Warrants, and to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company. Upon any partial exercise of the Warrants evidenced hereby, there will be issued to the Holder a new Warrant certificate in respect of the Shares evidenced hereby that have not been exercised. This Warrant certificate may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company will pay the cash value of any fraction upon the exercise of one or more Warrants, as provided in the Warrant Agreement. The Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant is subject to adjustment as provided in Section 8 of the Warrant Agreement. The Warrant Agreement may be amended by the Company and the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided that without the consent of each holder of a Warrant certain specified changes cannot be made to such holder's Warrants.

     Neither the Warrants nor the shares of Common Stock underlying the Warrants may be sold, assigned, or otherwise transferred except in accordance with the provisions of the Warrant Agreement. The Holder hereof may be treated by the Company and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until any transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes. Notices and demands to be given to the Company must be given by certified or registered mail at the addresses provided in the Warrant Agreement.

     All terms used in the Warrant Certificate that are defined in the Warrant Agreement shall have the respective meanings ascribed to such terms in the Warrant Agreement.

Dated:   July 25, 2001          UGLY DUCKLING CORPORATION

                                By:
                                Jon D. Ehlinger
                                Vice President, General Counsel and Secretary

                           UGLY DUCKLING CORPORATION
                                 PURCHASE FORM

                                Mailing Address:
                           UGLY DUCKLING CORPORATION
                            2525 East Camelback Road
                                   Suite 1150
                             Phoenix, Arizona 85016

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, _____________Shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:

(Please Print or Type Name, Address and Social Security Number)

and that such certificates be delivered to ____________________________________ whose address is _______________________________________________________________
and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his or her Assignee as below indicated and delivered to the address stated below.

                                                           Dated:_______________

Name of Holder or Assignee:

(Please Print)

Address: __________________________

Signature:

___________________________________
Note: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:

___________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

                                   ASSIGNMENT

                (To be signed only upon assignment of Warrants)

          FOR  VALUE  RECEIVED,   the  undersigned  hereby  sells,  assigns  and
     transfers unto

(Name  and   Address  of   Assignee   Must  Be  Printed  or   Typewritten)

_______________   Warrants,   hereby  irrevocably  constituting  and  appointing
________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:  ______________________


                    Signature of Registered Holder

                    Note:The signature on this  assignment  must correspond with the name as it appears upon the face of the within Warrant certificate in every particular manner, without alteration or enlargement or any change whatever.

Signature Guaranteed:

_____________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.